                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934





Date of Report(Date of earliest
  event reported)                                    July 9, 2001







                              ALBEMARLE CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)








       Virginia                       1-12658                    54-1692118
----------------------------       -------------            --------------------
(State or other jurisdiction       (Commission              (IRS Employer
 of incorporation)                  File Number)             Identification No.)






330 South Fourth Street, P. O. Box 1335, Richmond, Virginia             23218
-----------------------------------------------------------          ----------
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code - (804) 788-6000


Former name or former address, if changed since last report - N/A



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Item 5.  Other Events and Regulation FD Disclosures.

     On July 9, 2001, Albemarle Corporation issued the Press Release attached as
Exhibit 99 hereto.




Item 7.   Financial Statements and Exhibits.

     (c)      Exhibits

         Exhibit
         Number
         ------
          99         Press Release of Albemarle Corporation dated July 9, 2001.











Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.




Date: July 10, 2001                                Albemarle Corporation
                                                   ---------------------


                                                   /s/ Robert G. Kirchhoefer
                                                   ----------------------------
                                                   Robert G. Kirchhoefer
                                                   Treasurer & Chief Accounting
                                                    Officer



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Exhibit 99




                                                                 July 9, 2001

                                                                 Ray Kozakewicz
                                                                 225-388-7424
                                                                 Mike Zobrist
                                                                 225-388-8180

Albemarle Corporation Acquires
Custom and Fine Chemicals Businesses


         Richmond, Virginia, July 9, 2001 -- Albemarle Corporation (NYSE:ALB) announced the completion of its acquisition of the custom and fine chemicals businesses of ChemFirst Inc.(NYSE:CEM) for $74 million, plus approximately $5 million to reflect changes in the working capital actually transferred versus assumed working capital at December 31, 2000. The Asset Purchase Agreement also provides for additional contingent payments to ChemFirst not expected to exceed $10 million.
         John Steitz, Vice President -- Fine Chemicals, said: "The acquisition creates strong synergies with our pharmachemicals and agrichemicals businesses. By joining our businesses, we now have an advanced portfolio of products with more chemistries, faster time to market and additional customer relationships. Our goal is to dramatically populate our new products' pipeline for the future."
         Albemarle's new businesses focus on the manufacture of custom and proprietary fine chemicals and chemical services for the pharmaceutical and life sciences industries. They also include additives for ultraviolet light-cured polymer coatings, broadening the portfolio of Albemarle's polymer chemicals business. Included is a multi-functional manufacturing plant in Tyrone, Pennsylvania, and a cGMP pilot plant in Dayton, Ohio, adding the capability to economically offer small-volume, value-added chemicals and versatile cGMP capacity, complementing Albemarle's existing large-volume manufacturing facilities.
         A global leader in specialty and fine chemicals that enhance consumer products, Albemarle Corporation serves markets for polymers, surfactants and biocides, pharmaceuticals, agricultural chemicals, photographic chemicals, water treatment and petroleum products.





Albemarle Cautionary Note on Forward Looking Statements
-------------------------------------------------------

Some of the information contained in this release constitutes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although Albemarle Corporation believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Factors which could cause actual results to differ from expectations include, without limitation, the timing of orders received from customers, the gain or loss of significant customers, competition from other manufacturers, changes in demand for the Company's products, increases in the cost of the product, changes in the market in general, fluctuations in foreign currencies and significant changes in new product introduction resulting in an increase in capital project requests and approvals leading to capital spending.

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